Exhibit 3.24

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/11/2002 020756437 – 3601362

CERTIFICATE OF FORMATION

OF

LAMBERTS CABLE SPLICING COMPANY, LLC

This Certificate of Formation of Lamberts Cable Splicing Company, LLC (the “Company”) dated as of December 10, 2002, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

FIRST: The name of the Company is Lamberts Cable Splicing Company, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is:

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

IN WITNESSETH WHEREOF, I have signed my name to this Certificate of Formation as of the date first written above.

/S/ RICHARD L. DUNN
Name: Richard L. Dunn An Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:34 PM 12/16/2005 FILED 01:32 PM 12/16/2005 SRV 051030620 – 3601362 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: LAMBERTS CABLE SPLICING COMPANY, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: changing the FIRST Article to read as follows: Lambert’s Cable splicing Company, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16th day of December, A.D. 2005.

By:	/s/ Richard L. Dunn
Authorized Person(s)

Name:	Richard L. Dunn, Manager
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